UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 12, 2010

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34473	20-2533768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4101 Research Commons
79 T.W. Alexander Drive

 Research Triangle Park, North Carolina  27709

(Address of principal executive offices)

                                   (919) 316-6300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 regulation fd disclosure.

On August 10, 2009, Grifols, S.A. (“Grifols”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary joint proxy statement/prospectus (subject to completion) as part of its preliminary Registration Statement on Form F-4 relating to the Agreement and Plan of Merger, dated as of June 6, 2010, among Talecris, Grifols and Grifols, Inc.  This filing is available at the SEC’s website (http://www.sec.gov/).  Among other things, the filing states that the information in the preliminary joint proxy statement/prospectus “is not complete and may be changed.”

Additional Information

            In connection with the proposed transaction Grifols has filed with the SEC a Registration Statement on Form F-4 that includes a preliminary joint proxy statement of Grifols and Talecris that also constitutes a prospectus of Grifols. At the appropriate time, Grifols and Talecris will mail the definitive joint proxy statement/prospectus to the Talecris stockholders. Before making any voting or investment decision, investors are urged to read the definitive joint proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website at www.sec.gov and by directing a request to Talecris Biotherapeutics Holdings Corp. 4101 Research Commons, 79 T.W. Alexander Drive Research Triangle Park, North Carolina 27709, Attention: Investor Relations.

            Talecris, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Talecris’ directors and executive officers in its Form S-4 filed with the SEC on April 13, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Talecris using the contact information above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talecris Biotheraputics Holdings Corp. (Registrant)
Date: August 12, 2010	/s/ John F. Gaither, Jr. Name: John F. Gaither, Jr. Title: Executive Vice President, General Counsel and Corporate Secretary